Exhibit 10.1.6.2

Second Amendment to
EMPLOYMENT AGREEMENT

This Second Amendment to EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of the 24th day of February, 2015 (the “Effective Date”), by and between Wynn Resorts, Limited (“Employer”) and Stephen Cootey (“Employee”). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Employer and Employee have entered into that certain Employment Agreement, dated as of November 7, 2013 (the "Agreement"), as amended; and
WHEREAS, Employer is willing and Employee desires to modify certain terms and conditions to the Agreement as more fully set forth herein;
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto agree as follows:

1.	Amendments.
a.The Employer and Employee hereby agree to amend Section 3(b)c in its entirety to read as follows:

“c. Bonus Compensation. Section 7(b) shall be modified to provide as follows: Employee will be eligible to receive a target annual bonus of 100% of the annual Base Salary received by Employee during the applicable year, all in accordance with the terms and conditions set by Employer subject to the withholdings described in Section 7(h). Employer retains the discretion to adopt or amend any bonus plan at any time prior to a Change of Control.”
b.    The Employer and Employee hereby agree to amend Section 3(b)d in its entirety to read as follows:
“d. Separation Payment. The definition of “Separation Payment” shall be amended to mean the following: a lump sum equal to (A) Employee’s Base Salary (as defined in Section 7(a) of this Agreement) for the remainder of the Term, but not less than one (1) year of Base Salary, plus (B) the bonus that was paid to Employee under Section 7(b) for the preceding bonus period, plus (C) any accrued but unpaid vacation pay, less deductions of all applicable taxes and withholdings.”

Other Provisions of Agreement. The parties acknowledge that the Agreement is being modified only as stated herein, and agree that nothing else in the Agreement shall be affected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and effective as of the date first written above.

WYNN RESORTS, LIMITED	EMPLOYEE

/s/ Matt Maddox	/s/ Stephen Cootey
Matt Maddox, President	Stephen Cootey